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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Clean Energy Fuels Corp.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-152306, 333-145434, 333-150331 and 333-156776) on Form S-3 and Form S-8 of Clean Energy Fuels Corp. of our report dated March 13, 2009, with respect to the consolidated balance sheets of Clean Energy Fuels Corp. as of December 31, 2007 and 2008, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, which report appears in the December 31, 2008, annual report on Form 10-K of Clean Energy Fuels Corp.

        Our report dated March 13, 2009 refers to a change in the method of accounting for uncertain tax positions.

/s/ KPMG LLP

Los Angeles, California
March 13, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm